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                                                                EXHIBIT 10.8(ii)

                              DIEBOLD, INCORPORATED

               AMENDMENT NO. 1 TO THE 1991 EQUITY AND PERFORMANCE
         INCENTIVE PLAN (AS AMENDED AND RESTATED AS OF JANUARY 30, 1997)
         ---------------------------------------------------------------

            Pursuant to Section 18 of the Diebold, Incorporated Equity and Performance Incentive Plan (as Amended and Restated as of January 30, 1997) (the "Plan"), the Board of Directors of Diebold, Incorporated hereby amends the Plan as follows effective as of August 4, 1998:

            1. The definition of "Reload Option Rights" in Section 2 of the Plan is amended in its entirety to read as follows:

                  "Reload Option Rights" means additional Option Rights granted automatically to an Optionee upon the exercise of Option Rights pursuant to Section 4(f) or Section 9(a)(ix) of this Plan.

            2. The first sentence is added to Section 9(a)(iii) of the Plan:

                  Notwithstanding the foregoing, the Board may provide that
            Option Rights granted after August 4, 1998 may become exercisable at an earlier time, but not earlier than one year from the Date of Grant, if the Optionee elects to defer gain on the exercise of such Option Rights.

                  3. The following paragraph (ix) is added to Section 9(a) of the Plan:

                  (ix) Each grant may provide for the automatic grant of Reload
            Option Rights to an Optionee upon the exercise of Option Rights (including Reload Option Rights) using Common Shares. Reload Option Rights shall cover up to the number of Common Shares surrendered to the Corporation upon any such exercise in payment of the Option Price. Reload Options may have an Option Price that is no less than that which represents the same percentage of the Market Value per Share at the time of exercise of the Option Rights that the per share Option Price represented of the Market Value per Share at the time the Option Rights being exercised were granted and shall be on such other terms as may be specified by the Directors, which may be the same as or different from those of the original Option Rights.

            The Plan shall not otherwise be supplemented or amended by virtue of this Amendment No. 1 to the Plan, and shall remain in full force and effect.

            Executed at Canton, Ohio as of this 4th day of August, 1998.

                                              DIEBOLD, INCORPORATED

                                              By: /s/ Gerald F. Morris
                                                  ------------------------------
                                                  Gerald F. Morris
                                                  Executive Vice President and
                                                  Chief Financial Officer



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